Health Benefits Direct Announces Extension of Expiration of Rights
Offering to March 26, 2010.

Radnor, PA – March 12, 2010 – Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the marketing, sales and administration of a range of insurance technology products, today announced that it has extended the expiration of its rights offering to 5:00 p.m., New York City time, on Friday, March 26, 2010, unless further extended by the company. The rights offering was previously scheduled to expire at 5:00 p.m., New York City time, on Friday, March 12, 2010.

As more fully described in the company’s prospectus dated January 22, 2010, Health Benefits Direct Corporation distributed, at no charge to the holders of its common stock and preferred stock, non-transferable subscription rights to subscribe for units consisting of 250 shares of the company’s Series A preferred stock and a five-year warrant to purchase 5,000 additional shares of the company’s common stock at an exercise price of $0.20 per share. The company’s stockholders received one subscription right for every 12,256 shares of Health Benefits Direct Corporation’s common stock and 613 shares of Health Benefits Direct Corporation’s preferred stock held of record as of 5:00 p.m., New York City time, on January 1, 2010.   Each subscription right entitles the holder to subscribe for one unit at the subscription price of $1,000 per unit.

Health Benefits Direct Corporation has appointed Georgeson Inc. as information agent for the rights offering.  Any questions regarding the rights offering or requests for additional copies of documents may be directed to Georgeson Inc. at (800) 334-9843 Monday through Friday (except bank holidays), between 9:00 a.m. and 11:00 p.m., and Saturdays, between 10:00 a.m. and 4:00 p.m., New York City time. Copies of the prospectus are also available on the website of the U.S. Securities and Exchange Commission located at www.sec.gov or from the company by request via e-mail at rightsoffering@hbdc.com.

Subscription rights for the offering will expire if they are not exercised and fully paid for prior to 5:00 p.m., New York City time, on March 26, 2010. The exercise deadline is a receipt deadline, not a mailing deadline, and accordingly, subscription documents and subscription payments that are not received by Health Benefits Direct Corporation by the expiration deadline will not be honored.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made by means of a prospectus.

About Health Benefits Direct Corporation

Through its subsidiary, InsPro Technologies, LLC, Health Benefits Direct Corporation offers InsPro software, an internet-based marketing and administration system used by insurance carriers and third party administrators. Through its subsidiary, Insurint Corporation, Health Benefits Direct Corporation provides a proprietary, professional-grade, web-based agent quote engine portal that aggregates real-time quotes from more than 100 health insurance carriers, life insurance carriers and carriers of related insurance products.  www.healthbenefitsdirect.com

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expiration date of the rights offering. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events.  Moreover, Health Benefits Direct cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in Health Benefit Direct Corporation’s  prospectus, dated January 22, 2010.  This prospectus is available on the Securities and Exchange Commission’s website at www.sec.gov.  Health Benefits Direct Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Francis L. Gillan III
Health Benefits Direct Corporation
(484) 654-2200
rightsoffering@hbdc.com